                                                                   EXHIBIT 10.5






                               COHO ENERGY, INC.
                              COHO RESOURCES, INC.
                       COHO LOUISIANA PRODUCTION COMPANY
                             COHO EXPLORATION, INC.
                              COHO OIL & GAS, INC.
                         INTERSTATE NATURAL GAS COMPANY

                     -------------------------------------

                                 NOTE AGREEMENT

                     -------------------------------------

                           DATED AS OF MARCH 31, 2000

         $72,000,000 15.0% SENIOR SUBORDINATED NOTES DUE MARCH 31, 2007

                               TABLE OF CONTENTS


                                                                                    PAGE
1.   TERMS OF NOTES...................................................................2

     1.1 Form of Notes; Joint and Several Obligations. ...............................2
     1.2 Maturity. ...................................................................2
     1.3 Optional Principal Payments..................................................2
     1.4 Interest Payments. ..........................................................3
     1.5 Offer to Pay Upon Change in Control..........................................4
     1.6 No Other Payments of Principal; Acquisition of Notes. .......................6
     1.7 Notation of Notes on Payment. ...............................................6
     1.8 Manner of Payments...........................................................6

2.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES....................................7

     2.1 Registration of Notes........................................................7
     2.2 Exchange of Notes. ..........................................................7
     2.3 Replacement of Notes. .......................................................8
     2.4 Issuance Taxes...............................................................8

3.   AFFIRMATIVE COVENANTS............................................................8

     3.2 Notices of Material Events..................................................10
     3.3 Information Regarding Issuer................................................11
     3.4 Existence; Conduct of Business. ............................................11
     3.5 Payment of Obligations......................................................11
     3.6 Maintenance of Properties...................................................12
     3.7 Insurance. .................................................................12
     3.8 Casualty and Condemnation...................................................12
     3.9 Books and Records; Inspection and Audit Rights..............................12
     3.10 Compliance with Laws.......................................................13
     3.11 Use of Proceeds............................................................13
     3.12 Additional Subsidiaries. ..................................................13
     3.13 Further Assurances.........................................................13
     3.14 Environmental Covenant.....................................................14

4.   NEGATIVE COVENANTS .............................................................14

     4.1 Indebtedness; Certain Equity Securities.....................................14
     4.2 Liens. .....................................................................15
     4.3 Fundamental Changes. .......................................................16
     4.4 Investments, Loans, Advances, Guarantees and Acquisitions. .................16
     4.5 Asset Sales.................................................................17
     4.6 Sale and Leaseback Transactions.............................................18
     4.7 [Reserved] .................................................................18
     4.8 Restricted Payments; Certain Payments of Indebtedness. .....................18
     4.9 Transactions with Affiliates. ..............................................18
     4.10 Restrictive Agreements. ...................................................18
     4.11 Amendment of Material Documents. ..........................................19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                    PAGE
     4.12 Minimum EBITDAX to Total Interest Expense Ratio............................19
     4.13 Maximum Leverage Ratio.....................................................19
     4.14 Minimum Current Ratio......................................................19
     4.15 Subsidiaries. .............................................................20
     4.16 Take or Pay Contracts. ....................................................20

5.   [RESERVED] .....................................................................20

6.   EVENTS OF DEFAULT. .............................................................20
     6.1 Events of Default...........................................................20
     6.2 Default Remedies. ..........................................................22
     6.3 Annulment of Acceleration of Notes. ........................................23

7.   SUBORDINATION OF NOTES..........................................................24

8.   INTERPRETATION OF THIS AGREEMENT ...............................................24
     8.1 Terms Defined...............................................................24
     8.2 Accounting Principles ......................................................39
     8.3 Directly or Indirectly. ....................................................40
     8.4 Section Headings and Table of Contents and Construction.....................40
     8.5 Governing Law...............................................................40
     8.6 General Interest Provisions. ...............................................40

9.   MISCELLANEOUS...................................................................41

     9.1 Notices.....................................................................41
     9.2 Reproduction of Documents...................................................42
     9.3 Survival. ..................................................................42
     9.4 Successors and Assigns. ....................................................42
     9.5 Amendment and Waiver........................................................43
     9.6 Expenses....................................................................44
     9.7 Waiver of Jury Trial; Consent to Jurisdiction; Etc..........................45
     9.8 Indemnification of Each Holder. ............................................46
     9.9 Entire Agreement. ..........................................................47
     9.10 Execution in Counterpart. .................................................47

                                 NOTE AGREEMENT

         NOTE AGREEMENT, dated as of March 31, 2000, among COHO ENERGY, INC., a Texas corporation (together with its successors and assigns) (the "Company"); COHO RESOURCES, INC., a Nevada corporation (together with its successors and assigns); COHO LOUISIANA PRODUCTION COMPANY, a Delaware corporation (together with its successors and assigns); COHO EXPLORATION, INC., a Delaware corporation (together with its successors and assigns); COHO OIL & GAS, INC., a Delaware corporation (together with its successors and assigns); INTERSTATE NATURAL GAS COMPANY, a Delaware corporation (together with its successors and assigns) (herein referred to, collectively, as the "Issuers") and each of the purchasers named on Annex I and Annex I(A) attached hereto (herein called the "Purchasers").

                                    RECITALS

         WHEREAS, pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase from the Issuers, and the Issuers have agreed to sell to the Purchasers, Seventy Two Million Dollars ($72,000,000) in aggregate principal amount of their 15% Senior Subordinated Notes due March 31, 2007, (collectively, with any PIK Notes issued hereunder, the "Notes" and individually, including PIK Notes, a "Note"); and

         WHEREAS, the Issuers and the Purchasers wish to enter into this Agreement to govern the terms of the Notes;

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties to this Agreement hereby agree as follows:

1.   TERMS OF NOTES

     1.1 FORM OF NOTES; JOINT AND SEVERAL OBLIGATIONS.

     The Notes (other than the PIK Notes) shall be substantially in the form of Exhibit A hereto. The PIK Notes shall be substantially in the form of Exhibit B hereto. All obligations of the Issuers under this Agreement and the Notes shall be joint and several.

     1.2 MATURITY.

     The entire principal amount of the Notes, together with interest accrued thereon, shall be due and payable in cash on March 31, 2007.

     1.3 OPTIONAL PRINCIPAL PAYMENTS.

         (a) OPTIONAL PRINCIPAL PAYMENTS. The Issuers may prepay the principal amount of the Notes at any time, in whole or in part, in cash in multiples of One Million Dollars

($1,000,000) (or, if the aggregate outstanding principal amount of the Notes is less than One Million Dollars ($1,000,000) at such time, then such principal amount), together with:

          (i) interest on such principal amount then being paid and accrued to the payment date; and

          (ii) an amount equal to the Prepayment Fee due at such time in respect of the principal amount of the Notes being so paid,

         (b) NOTICE OF OPTIONAL PAYMENT. The Issuers will give notice of each optional payment of the Notes pursuant to this Section 1.3 to each holder of Notes not less than three (3) Business Days before the specified payment date, stating:

          (i) the specified payment date;

          (ii) that such payment is to be made pursuant to this Section 1.3;

          (iii) the principal amount of each Note to be paid on such date;

          (iv) the interest to be paid on each such Note, accrued to the specified payment date; and

          (v) the calculation of the Prepayment Fee due in connection with such payment.

         (c) PREPAYMENT OF NOTES. Notice of payment having been so given, the aggregate principal amount of the Notes to be paid stated in such notice, together with the Prepayment Fee, determined as of the specified payment date, and interest thereon accrued to the specified payment date, shall become due and payable on the specified payment date.

     1.4  INTEREST PAYMENTS.

         (a) INTEREST PAYMENTS. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months on the unpaid principal balance thereof from the date of each Note at the rate of 15.0% per annum plus, if applicable, Contingent Interest and interest at the Default Rate, and shall be payable, in arrears, semi-annually on the last Business Day of each March and September in each year, commencing on September 29, 2000, until the principal amount thereof is paid in full. Subject to Section 1.4(c), such interest shall be paid in cash.

         (b) OVERDUE SUMS. Any overdue principal (including overdue partial payments of principal) of, or interest, including Contingent Interest, or Prepayment Fee, on the outstanding principal amount of Notes or any other amount due pursuant to this Agreement or the Notes shall bear interest, payable on demand, for each day from and including the date payment thereof was due to, but excluding, the date of actual payment, at a rate per annum equal to the lesser of:

               (i) the Maximum Legal Rate of Interest; or

               (ii) the then highest interest rate in effect with respect to the Notes then outstanding plus two percent (2%) (the "Default Rate").

         (c) PIK INTEREST. If and to the extent required by the Bank Administrative Agent pursuant to the terms of the Intercreditor Agreement the Issuer may, in lieu of payment of interest in cash, as and to the extent required under the Intercreditor Agreement, issue PIK Notes for the applicable interest payment.

         (d) CONTINGENT INTEREST. Additional interest shall be payable on the outstanding principal amount of the Notes from the first anniversary of the Closing Date, at a rate per annum equal to one-half of one percent (1/2%) for every twenty-five cents that the Actual Price exceeds the Base Price during any applicable semi-annual interest period up to a maximum rate of additional interest of 10% ("Contingent Interest"). Such Contingent Interest shall be payable semi-annually on the last Business Day of each March and September, in cash or, if required by the Bank Administrative Agent pursuant to the terms of the Intercreditor Agreement, by the issuance of PIK Notes.

         (e) MAXIMUM LEGAL RATE. Notwithstanding anything to the contrary herein or in the Notes, the rate of interest payable with respect to the Notes shall at no time directly or indirectly exceed the Maximum Legal Rate of Interest.

     1.5 OFFER TO PAY UPON CHANGE IN CONTROL.

         (a) NOTICE OF CHANGE IN CONTROL NOTICE EVENT. For all purposes this
Section 1.5 is subject to the terms and conditions of the Intercreditor Agreement. In the event of the obtaining of knowledge of a Change in Control Notice Event by any Responsible Officer (including, without limitation, via the receipt of notice of a Change in Control Notice Event from any holder of Notes), the Issuers will, within three (3) Business Days after the occurrence of such event, give notice of such Change in Control Notice Event to each holder of Notes. Each such notice shall:

          (i) be dated the date of the sending of such notice;

          (ii) be executed by a Responsible Officer;

          (iii) refer to this Section 1.5; and

          (iv) specify, in reasonable detail, the nature and date of the Change in Control Notice Event.

         (b) OFFER IN RESPECT OF A CHANGE IN CONTROL. In the event of a Change in Control, the Issuers will, within three (3) Business Days after the occurrence of such event (or, in the case of any Change in Control the consummation or finalization of which would involve any action of the Issuers, at least thirty (30) days prior to such Change in Control), give notice of such Change in Control to each holder of Notes. Subject to the terms and conditions of the Intercreditor Agreement, such notice, shall contain an irrevocable separate offer to each holder of Notes to repurchase all, but not less than all, of the principal of, and interest on the Notes held by such holder on a date (the "Change in Control Payment Date") specified in such notice that is not less than twenty (20) days and not more than thirty (30) days after the date of such notice. Each such notice shall:

          (i) be dated the date of the sending of such notice;

          (ii) be executed by a Responsible Officer;

          (iii) specify, in reasonable detail, the nature and date of the Change in Control;

          (iv) specify the Change in Control Payment Date;

          (v) specify the principal amount of each Note outstanding; and

          (vi) specify the interest that will be due on each Note offered to be repurchased, accrued to the Change in Control Payment Date.

If the Issuers shall not have received a written response to such notice from any holder of Notes within ten (10) days after the date of posting of such notice to such holder of Notes, then the Issuers shall immediately send a second notice to each such holder of Notes.

         (c) ACCEPTANCE, REJECTION. To accept such offered prepayment, a holder of Notes shall cause a notice of such acceptance to be delivered to the Issuers at least ten (10) days prior to the Change in Control Payment Date. A failure to accept in writing such written offer of prepayment as provided in this Section 1.5(c), or a written rejection of such offered prepayment, shall be deemed to constitute a rejection of such offer. If accepted, such offered prepayment shall be due and payable on the Change in Control Payment Date (as may be adjusted or rescinded pursuant to Section 1.5(d)). Such offered prepayment shall be made at 101% of the principal amount of such Notes as of the Change in Control Payment Date, together with accrued interest thereon accrued to the Change in Control Payment Date. In such event no Prepayment Fee is due.

         (d) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Issuers to purchase Notes pursuant to the offer required by Section 1.5(b) and accepted in accordance with Section 1.5(c), is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur prior to the Change in Control Payment Date in respect thereof, such purchase shall be deferred until and shall be made on the date on which such Change in Control occurs or, if the Issuers determine that activities to effect such Change in Control have ceased or have been abandoned, then such offer, acceptances and obligation to purchase shall be deemed to have been rescinded. The Issuers shall keep each holder of Notes reasonably and timely informed of:

          (i) any such deferral of the date of purchase;

          (ii) the date on which such Change in Control and the purchase are expected to occur; and

          (iii) any determination by the Issuers that activities to effect such Change in Control have ceased or been abandoned.

     1.6 NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.

     Except for payments of principal permitted under the Intercreditor Agreement and made in accordance with this Section 1, the Issuers may not make any payment of principal in respect of the Notes. The Issuers will not, and will not permit any Subsidiary or any Affiliate of the Issuers to, directly or indirectly, acquire or make any offer to acquire any Notes.

     1.7 NOTATION OF NOTES ON PAYMENT.

     Upon any partial payment of a Note, the holder of such Note may (but shall not be required to), at its option:

         (a) surrender such Note to the Issuers pursuant to Section 2.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

         (b) make such Note available to the Issuers for notation thereon of the portion of the principal so paid; or

         (c) mark such Note with a notation thereon of the portion of the principal so paid.

In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Issuers for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

     1.8 MANNER OF PAYMENTS.

         (a) MANNER OF PAYMENT. The Issuers shall pay all amounts payable with respect to each Note (without any presentment of such Notes and without any notation of such payment being made thereon) in immediately available funds by wire transfer to the account of the holder thereof in any bank in the United States as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States as may be reasonably designated in writing by such holder. Annex I and Annex I(A) shall be deemed to constitute notice, direction or designation (as appropriate) by the Purchasers to the Issuers with respect to payments to be made to such Purchasers as aforesaid. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Issuers pursuant to Section 2.1.

         (b) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

         (c) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank.

2.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     2.1 REGISTRATION OF NOTES.

     The Issuers will keep at the Company's office a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof made in accordance with Section 2.2 and the name and address of each transferee of one or more Notes shall be registered in such register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuers shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2.

     2.2  EXCHANGE OF NOTES.

         (a) EXCHANGE OF NOTES. Upon surrender of any Note at the office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing, the Issuers will execute and deliver, at the Issuers' expense (except as provided in Section 2.2(b)), a new Note or Notes in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be registered in the name of such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue that were carried by the Note so exchanged or transferred. Notes shall not be transferred to holders other than officers of the Company in denominations of less than Five Hundred Thousand Dollars ($500,000), provided that any holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

         (b) COSTS. The Issuers will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Issuers, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

     2.3  REPLACEMENT OF NOTES.

     Upon receipt by the Issuers from the registered holder of a Note of evidence reasonably satisfactory to the Issuers of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and:

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Issuers; provided, however, that if the holder of such Note is a Purchaser, an Institutional Investor or a nominee of either, the unsecured agreement of indemnity of such Purchaser or such Institutional Investor (but not of any nominee therefor) shall be deemed to be satisfactory; or

         (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuers at their own expense will execute and, within five (5) Business Days after such receipt, deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     2.4 ISSUANCE TAXES.

     The Issuers will pay all taxes, if any, due in connection with and as the result of the initial issuance and sale of the Notes or the execution and delivery of any other Financing Document and in connection with any modification, waiver or amendment of any Financing Document and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuers under this Section 2.4 shall survive the payment or prepayment of the Notes and the termination hereof.

3.   AFFIRMATIVE COVENANTS

     The Issuers covenant with each Purchaser that, until all of the Obligations shall have been paid and performed in full, the Issuers will perform all of the obligations set forth in this Section 3.

     3.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Issuers will furnish, or will cause to be furnished, to each Purchaser copies of the following financial statements, reports, notices and information:

         (a) ANNUAL FINANCIALS. Within 90 days after the end of each fiscal year of the Issuers, their audited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Issuers and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (b) QUARTERLY FINANCIALS. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuers, their consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of their Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Issuers and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) FINANCIAL OFFICER'S CERTIFICATE. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Issuers (i) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 4.12, 4.13 and 4.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Issuers' audited financial statements referred to in this Section 3.1 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) CERTIFICATE AS TO EVENTS OF DEFAULT. Concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Events of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) BUDGETS. At least thirty (30) days prior to the commencement of each fiscal year of the Issuers, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

         (f) RESERVE REPORTS. By March 1st of each year, a Reserve Report prepared by the Issuers and audited by an Approved Engineer; and by September 1st of each year, a Reserve Report prepared by the Issuer, in each case as required under the Credit Agreement.

         (g) SEC DISCLOSURE. Promptly after the same become publicly available, all periodic and other reports, proxy statements and other materials filed by the Issuers or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Issuers to their shareholders generally, as the case may be; and

         (h) OTHER INFORMATION. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Issuers or any Subsidiary, or compliance with the terms of any Financing Document, as any Purchaser may reasonably request.

     3.2 NOTICES OF MATERIAL EVENTS.

     Promptly, and in any event within three (3) (or ten (10), in the case of (d) or (e) below) Business Days upon the Issuer or any of their Subsidiaries becoming aware of the following events, the Issuers will furnish to each Purchaser written notice of the following:

         (a) the occurrence of any Event of Default or default under the Credit Agreement;

         (b) (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any of the Issuers or any Affiliate thereof or (ii) the occurrence of any adverse development with respect to any action, suit or proceeding previously disclosed to the Purchasers pursuant to this Agreement, in each case if such action, suit or proceeding could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Issuers and their Subsidiaries an aggregate amount exceeding $500,000; and

         (d)

          (i) any claim by any Person against the Issuers or any of their Subsidiaries of nonpayment of, or

          (ii) any attempt by any Person to collect upon or enforce

any accounts payable (that are more than sixty (60) days past due) of the Issuers or any of their Subsidiaries, in the case of any single account payable in excess of $500,000, or in the case of all accounts payable in the aggregate in excess of $500,000;

         (e) (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened or other environmental claims against the Issuers or any Subsidiary or any of their Properties pursuant to any applicable Environmental Laws which could have a Material Adverse Effect, and (ii) any environmental or similar condition on any real Property adjoining or in the vicinity of the Property of the Issuers or any Subsidiary that could reasonably be anticipated to cause such Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws; and

         (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 3.2 shall be accompanied by a statement of a Financial Officer or other Responsible Officer of the Issuers setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     3.3 INFORMATION REGARDING ISSUER.

     Promptly, and in any event within five (5) Business Days upon becoming aware of the following changes, the Issuers will furnish to the Purchasers written notice of any change: (i) in the location of any Subsidiary's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (ii) in any Subsidiary's identity or corporate structure.

     3.4 EXISTENCE; CONDUCT OF BUSINESS.

     Each of the Issuers will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except where the failure to so preserve, renew or keep in full force and effect such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks or trade names could not reasonably be expected to result in a Material Adverse Effect.

     3.5 PAYMENT OF OBLIGATIONS.

     Each of the Issuers will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where: (i) the validity or amount thereof is being contested in good faith by appropriate proceedings; (ii) the Issuers or such Subsidiary has set aside on their books adequate reserves with respect thereto in accordance with GAAP; (iv) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation; and (v) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     3.6 MAINTENANCE OF PROPERTIES.

     Each of the Issuers will, and will cause each of its Subsidiaries to, keep, preserve, protect and maintain all Property material to the conduct of its business in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business, and the respective businesses of their Subsidiaries, carried on in connection therewith may be properly conducted at all times in accordance with standard industry practices unless the (i) Issuers or the respective Subsidiary determine in good faith that the continued maintenance of any of their properties is no longer economically desirable or (ii) the failure to so keep, preserve, protect and maintain such Property or the failure to make such repairs, renewals or replacements could not reasonably be expected to result in a Material Adverse Effect. In particular, the Issuers will, and will cause each of their Subsidiaries to, operate or cause to be operated its Oil and Gas Properties as a reasonable and prudent operator.

     3.7 INSURANCE.

     Each of the Issuers will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (i) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required to be maintained pursuant to the Credit Agreement and related loan documents. The Issuers will furnish to each of the Purchasers, upon request, information in reasonable detail as to the insurance so maintained.

     3.8 CASUALTY AND CONDEMNATION.

     The Issuers will furnish to each of the Purchasers prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by material condemnation or similar proceeding.

     3.9 BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS.

     Each of the Issuers will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

     3.10 COMPLIANCE WITH LAWS.

     The Issuers will, and will cause each of their Subsidiaries to, comply with all Governmental Rules applicable to them, any Subsidiary, or their respective Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     3.11 USE OF PROCEEDS.

     The proceeds of the sale of the Notes will be used only for the payment of
(a) amounts payable under the Existing Loan Agreement in accordance with the Plan of Reorganization and (b) capital expenditures (including, without limitation, oil and gas production projects), working capital and other general corporate purposes of the Issuers and their Subsidiaries.

     3.12 ADDITIONAL SUBSIDIARIES.

     If any additional Subsidiary is formed or acquired after the Effective Date, the Issuers will notify each of the Purchasers thereof and the Issuers will cause such Subsidiary (unless such Subsidiary is a Foreign Subsidiary) to execute a Guaranty within ten (10) Business Days after such Subsidiary is formed or acquired.

     3.13 FURTHER ASSURANCES.

     The Issuers will, and will cause each Subsidiary to, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which the Required Holders may reasonably request, to effectuate the transactions contemplated by the Financing Documents, all at the expense of the Obligors.

     3.14 ENVIRONMENTAL COVENANT.

     Each of the Issuers will, and will cause each of its Subsidiaries to,

         (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations required by Environmental Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

         (b) provide to each Purchaser promptly following receipt, copies of any notice, pleading, citation, indictment, complaint, order, decree or other documentation from any source asserting or alleging a material violation of any Environmental Law or a circumstance or condition which requires or may require a material financial contribution by the Issuers or any of their Subsidiaries for a Remedial Action under any Environmental Law, or which seeks a material amount of damages or civil, criminal or punitive penalties from the Issuers or any of their Subsidiaries for an alleged or actual violation of any Environmental Law, or which names or lists the Issuers or any of their Subsidiaries as a potentially responsible party under Environmental Law;

         (c) shall use its best efforts to promptly cure and have dismissed with prejudice to the satisfaction of the Purchasers any actions and proceedings relating to compliance with Environmental Laws; and

         (d) provide such pertinent information and certifications which any Purchaser may reasonably request from time to time to evidence compliance with this Section 3.14.

4.   NEGATIVE COVENANTS

     Until the principal of and interest on each Note and all fees payable hereunder have been paid in full, the Issuers covenant and agree with the Purchasers that:

     4.1 INDEBTEDNESS; CERTAIN EQUITY SECURITIES.

     The Issuers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i) Indebtedness created under the Financing Documents;

          (ii) the Senior Indebtedness and Refinancing Indebtedness;

          (iii) Indebtedness existing on the Effective Date and set forth in
     Schedule 6.1 to the Credit Agreement, but not any extensions, renewals or replacements of any such Indebtedness;

          (iv) Indebtedness of any Issuer to any other Issuer, any Issuer to any Subsidiary, and any Subsidiary to any Issuer or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Obligor to the Issuers or any other Obligor shall be subject to Section 4.4;

          (v) guarantees by any Issuer of Indebtedness of any other Issuer or of any Subsidiary and by any Subsidiary of Indebtedness of any Issuer or any other Subsidiary; provided that guarantees by the Issuers or any other Obligor of Indebtedness of any Subsidiary that is not a Obligor shall be subject to Section 4.4;

          (vi) Indebtedness of any Person that becomes a Subsidiary after the Effective Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) and clause
     (viii) shall not exceed $5,000,000 at any time outstanding;

          (vii) Hedging Obligations incurred pursuant to the Hedging Agreements required or permitted under the Credit Agreement; and

          (viii) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Issuers and their Subsidiaries permitted by clause (vi) and this clause (viii) shall not exceed $5,000,000 at any time outstanding.

     4.2 LIENS.

     The Issuers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Liens created under the Credit Agreement and related loan documents and Refinancing Indebtedness;

         (b) Permitted Encumbrances;

         (c) any Lien on any Property or asset of the Issuers or any Subsidiary existing on the Effective Date and set forth in Schedule 6.2 to the Credit Agreement; provided that (i) such Lien shall not apply to any other Property or asset of the Issuers or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date;

         (d) any Lien existing on any Property or asset prior to the acquisition thereof by the Issuers or any Subsidiary or existing on any Property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other Property or assets of the Issuers or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be: and

         (e) Liens on fixed or capital assets acquired, constructed or improved by the Issuers or any Subsidiary which do not constitute Mortgaged Property (as defined in the Credit Agreement); provided that (i) such security interests secure Indebtedness permitted by clause (vi) or (viii) of Section 4.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 75% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other Property or assets of the Issuers or any Subsidiary.

     4.3  FUNDAMENTAL CHANGES.

         (a) The Issuers will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person who is not an Issuer or a Subsidiary Guarantor, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing
(i) any Subsidiary may merge into any of the Issuers in a transaction in which the respective Issuer is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is an Obligor) is an Obligor and
(iii) any Subsidiary (other than an Obligor) may liquidate or dissolve if the Issuers determine in good faith that such liquidation or dissolution is in the best interests of the Issuers and is not materially disadvantageous to the Purchasers; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 4.4.


         (b) The Issuers will not, and will not permit any of their Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Issuers and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     4.4  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS.

     The Issuers will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a) Permitted Investments,

         (b) investments existing on the Effective Date and set forth on
Schedule 6.4 to the Credit Agreement;

         (c) investments by the Issuers and their Subsidiaries in Equity Interests in their respective Subsidiaries; provided the aggregate amount of investments by Subsidiaries in, and loans and advances by Subsidiaries to, and guarantees by Subsidiaries of Indebtedness of, Foreign Subsidiaries (as defined in the Credit Agreement) (including all such investments, loans, advances and guarantees existing on the Effective Date) shall not exceed $5,000,000 at any time outstanding;

         (d) loans or advances made by any Issuer to any other Issuer, any Issuer to any Subsidiary, and any Subsidiary to any Issuer or any other Subsidiary; provided that the amount of such loans and advances made by Subsidiaries to Foreign Subsidiaries shall be subject to the limitation set forth in clause (c) above;

         (e) guarantees constituting Indebtedness permitted by Section 4.1; and

         (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

     4.5  ASSET SALES.

     The Issuers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Issuers permit any of their Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

         (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and assignments of interests in oil and gas leases in connection with customary farmout arrangements entered into in the ordinary course of business;

         (b) sales, transfers and dispositions to any Issuer or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not an Obligor shall be made in compliance with Section 4.9;

         (c) sales, transfers and other dispositions by any Issuer or a Subsidiary of the Tunisia Assets (as defined in the Credit Agreement);

         (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section 4.5; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $5,000,000 during the last four consecutive fiscal quarter period then most recently ended;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value solely for cash consideration.

     4.6 SALE AND LEASEBACK TRANSACTIONS.

     The Issuers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any Property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such Property or other Property that it intends to use for substantially the same purpose or purposes as the Property sold or transferred.

     4.7 [Reserved]

     4.8 RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.

         (a) The Issuers will, not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that
(i) any Issuer or Subsidiary may pay dividends to the Company or any other Issuer or Subsidiary (other than a Foreign Subsidiary) at such times and in such amounts during any fiscal year, as shall be necessary to permit the Issuers or any other Subsidiary (other than a Foreign Subsidiary) to discharge their permitted liabilities, (ii) any Issuer or Subsidiary may pay dividends to a Foreign Subsidiary at such times and in such amounts so that the aggregate amount of the dividends paid by all Issuers (other than the Company) and all Subsidiaries to all Foreign Subsidiaries does not exceed $250,000 during any fiscal year, and (iii) the Company may make Restricted Payments in the form of dividends to the extent payable in, or exchanges or conversions for or into, shares of common stock of the Company or options or warrants to purchase common stock of the Company; and (iv) any Issuer or Subsidiary may make Restricted Payments required by the Confirmation Order to the shareholders of the "Existing Common Stock" (as defined in the Plan of Reorganization) with respect to (A) 20% of any proceeds or other amounts relating to the Hicks Muse Lawsuit (as defined in the Credit Agreement) to which the Issuers or any of their Subsidiaries are entitled, and (B) 40% of any Net Proceeds (as defined in the Credit Agreement) received by the Issuers or any of their Subsidiaries with respect to any sale, transfer or other disposition of the Tunisia Assets.

         (b) The Issuers will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other Property) of or in respect of principal of or interest on any Indebtedness not permitted under Section 4.1 or any payment or other distribution (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness not permitted under Section 4.1.

     4.9 TRANSACTIONS WITH AFFILIATES.

     The Issuers will not and will not permit any Subsidiary to, sell, lease or otherwise transfer any Property or assets to, or purchase, lease or otherwise acquire any Property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and that are at prices and on terms and conditions not less favorable to the applicable Issuers or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Issuers and the

Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 4.8.

     4.10 RESTRICTIVE AGREEMENTS.

     The Issuers will not and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Issuers or any Subsidiary to create, incur or permit to exist any Lien upon any of its Property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Issuers or any other Subsidiary or to guaranty Indebtedness of the Issuers or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by the Credit Agreement and related loan documents or the Financing Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 to the Credit Agreement (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Issuer (other than the Company) or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Issuer or Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     4.11 AMENDMENT OF MATERIAL DOCUMENTS.

     The Issuers will not and will not permit any Subsidiary to, amend, modify or waive any of its rights under any of its Organic Documents.

     4.12 MINIMUM EBITDA TO TOTAL INTEREST EXPENSE RATIO.

     The Company will not permit its EBITDA to Total Interest Expense Ratio for the last four consecutive fiscal quarter period then most recently ended to be less than: (a) 2.00 to 1.00 as of the end of any fiscal quarter ending on or before December 31, 2000; (b) 2.25 to 1.00 as of the end of any fiscal quarter ending between January 1,2001 and June 30, 2001; (c) 2.50 to 1.00 as of the end of any fiscal quarter ending between July 1, 2001 and October 31, 2001; (d) 2.75 to 1.00 as of the end of any fiscal quarter ending between November 1, 2001 and December 31, 2001; and (e) 3.00 to 1.00 as of the end of any fiscal quarter ending after January 1, 2002; provided, however that for periods of calculation ending on or before December 31, 2000, each reference to "last four consecutive fiscal quarter period then most recently ended" shall be deemed to be a reference to the period from April 1, 2000 through the date of such calculation.

     4.13 MAXIMUM LEVERAGE RATIO.

     The Company will not permit its Leverage Ratio to exceed: (a) 5.00 to 1.00 as of the end of any fiscal quarter ending on or before December 31, 2000; (b)
4.50 to 1.00 as of the end of any fiscal quarter ending between January 1, 2001 and June 30, 2001; (c) 4.25 to 1.00 as of the
end of any fiscal quarter ending between July 1, 2001 and October 31, 2001; (d)
3.75 to 1.00 as of the end of any fiscal quarter ending between November 1, 2001 and December 31, 2001; and (e) 3.50 to 1.00 as of the end of any fiscal quarter ending after January 1, 2002; provided, however, that, notwithstanding the foregoing, upon the occurrence of any prepayment of the principal outstanding under the Financing Documents or any other Subordinated Debt, the Company from the time of such prepayment will not permit its Leverage Ratio to exceed 3.50 to
1.00 as of the end of any fiscal quarter ending after the date of such prepayment.

     4.14 MINIMUM CURRENT RATIO.

     The Company will not permit its Current Ratio to be less than 1.00 to 1.00 as of the end of any fiscal quarter.

     4.15 SUBSIDIARIES.

     The Issuers will not at any time create or acquire any Subsidiary unless the Issuers have caused such Subsidiary to comply with the requirements of
Section 3.12.

     4.16 TAKE OR PAY CONTRACTS.

     Except as disclosed pursuant to Schedule 6.16 to the Credit Agreement, and except for reservation charges payable for reservations of capacity in gathering systems and pipelines incurred in the ordinary course of business on an arm's length basis for volumes reasonably expected to be produced from the Issuers' or their Subsidiaries' Properties to be transported through such systems and pipelines, the Issuers will not, and will not permit any of their Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other Property (including without limitation Hydrocarbons), or services if such arrangement requires that payment be made by the applicable Issuers or such Subsidiary regardless of whether such materials, supplies, other Property, or services are delivered or furnished to it.

5.   [RESERVED]

6.   EVENTS OF DEFAULT.

     6.1  EVENTS OF DEFAULT.

     An "Event of Default" exists at any time if any of the following both occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or comes about or is effected by operation of law or otherwise):

         (a) PAYMENTS ON NOTES.

          (i) PRINCIPAL OR PREPAYMENT FEE PAYMENTS. The Issuers shall fail to make any payment of principal or Prepayment Fee amounts on any Note on or before the date such payment is due; or

          (ii) INTEREST PAYMENTS. The Issuers shall fail to make any payment of interest on any Note, including Contingent Interest, on or before five (5) days after the date such payment is due,

         (b) OTHER DEFAULTS.

          (i) PARTICULAR COVENANT DEFAULTS. The Issuers shall fail to perform or observe any covenant contained in Sections 3.2, 3.4, or 3.11 or in Article 4 of this Agreement; or

          (ii) OTHER DEFAULTS. Any Obligor or any Subsidiary fails to comply with any other provision hereof or of any other Financing Document, and such failure continues for more than thirty (30) days after notice thereof from any holder of Notes.

         (c) WARRANTIES OR REPRESENTATIONS. Any warranty, representation or other statement by or on behalf of any Obligor contained in any Financing Document, in any written amendment, supplement, modification or waiver with respect to any Financing Document or in any instrument furnished in compliance therewith or in reference thereto, shall have been false or misleading in any material respect when made;

         (d) DEFAULT ON OR ACCELERATION OF INDEBTEDNESS. (i) Any Obligor or any Subsidiary fails to make, when due, at maturity, upon demand or otherwise, any payment or payments in respect of any Indebtedness having an aggregate amount of all obligations in respect of all such Indebtedness exceeds at such time Two Million Five Hundred Thousand Dollars ($2,500,000); or (ii) any event shall occur or any condition shall exist in respect of Indebtedness of any Obligor or any Subsidiary, or under any agreement securing or relating to such Indebtedness having an aggregate amount of all obligations in respect of all such Indebtedness exceeds at such time Two Million Five Hundred Thousand Dollars ($2,500,000) (1) as a result of which the holder or holders of such Indebtedness, or some group of such holders or a trustee or agent acting on their behalf, accelerates, or has the right to accelerate, the maturity of such Indebtedness, or a portion thereof, or (2) that results in any one or more of the holders thereof or a trustee therefor requiring, or have the rights to require, any Obligor or any Subsidiary to repurchase such Indebtedness from the holders thereof;

         (e) INSOLVENCY.

          (i) INVOLUNTARY BANKRUPTCY PROCEEDINGS.

               (1) A receiver, liquidator, custodian or trustee of any Obligor or Subsidiary, or of all or any substantial part of the Property of any of them, is appointed by court order; or an order for relief is entered with respect to any Obligor or Subsidiary, or any Obligor or Subsidiary is adjudicated a bankrupt or insolvent;

               (2) All or any substantial part of the Property of any Obligor or Subsidiary is sequestered by court order; or

               (3) A petition is filed against any Obligor or Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any whether now or hereafter in effect, and is not dismissed, bonded or discharged within sixty (60) days after such filing; or

          (ii) VOLUNTARY PETITIONS. Any Obligor or Subsidiary files a voluntary petition in bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

         (f) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. Any Obligor or Subsidiary shall: (i) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(e)(i) of this Section 6.1; (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Issuer or any Subsidiary or for a substantial part of its assets; (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (iv) make a general assignment for the benefit of creditors; (v) take any action for the purpose of effecting any of the foregoing; or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

         (g) UNDISCHARGED FINAL JUDGMENTS. A final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) is or are outstanding against any Obligor or Subsidiary and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full, stayed, or bonded pending appeal; or

         (h) FINANCING DOCUMENTS. Any Financing Document shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Obligor; the validity or enforceability of any Financing Document against any Obligor shall be contested by any Obligor or Subsidiary; or any Obligor or Subsidiary shall deny that any Obligor or Subsidiary has any further liability or obligation under any Financing Document to which it is a party.

         (i) PLAN OF REORGANIZATION. The Plan of Reorganization or the Confirmation Order shall for any reason be vacated or materially modified. If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 6.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this
Section 6.1 and would not constitute an Event of Default at such time under such different provision.

     6.2 DEFAULT REMEDIES.

         (a) ACCELERATION OF MATURITY OF NOTES.

          (i) ACCELERATION ON EVENT OF DEFAULT.

               (1) AUTOMATIC. If any Event of Default specified in Section 6.1(e) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, including Contingent Interest, and, to the extent permitted by applicable law, the Prepayment Fee with respect thereto, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

               (2) BY ACTION OF HOLDERS. If any Event of Default (other than an Event of Default specified in Section 6.1(e)) shall exist, the Required Holders may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, including Contingent Interest, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Issuers shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Prepayment Fee at such time with respect to such principal amount of such Notes.

         (b) VALUABLE RIGHTS. The Issuers acknowledge, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Issuers (except as herein specifically provided for) is a valuable right and that the provision for payment of a Prepayment Fee by the Issuers in the event that any Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

         (c) NONWAIVER; REMEDIES CUMULATIVE. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. All rights and remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or remedies any such holder of Notes would otherwise have.

     6.3 ANNULMENT OF ACCELERATION OF NOTES.

     If a declaration is made pursuant to Section 6.2(a)(i)(2), then and in every such case, notwithstanding anything herein or in the Notes to the contrary, the Required Holders may, by written instrument filed with the Issuers, rescind and annul such declaration, and the consequences thereof, provided, however that at the time such declaration is annulled and rescinded:

         (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant thereto or the Notes;

         (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest or Prepayment Fee on, the Notes which shall have become due and payable by reason of such declaration under Section 6.2(a)(i)(2) shall have been duly paid; and

         (c) each and every other Default and Event of Default shall have been waived pursuant to Section 9.5 or otherwise made good or cured; and provided, further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

7.   SUBORDINATION OF NOTES

     The Issuers covenant and agree, and each holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in the Intercreditor Agreement, the Indebtedness represented by the Notes, including PIK Notes, and the payment of the principal of, Prepayment Fee, if any, and interest on the Notes, including PIK Notes, are hereby expressly made subordinate and subject in right of payment as provided in the Intercreditor Agreement to the prior payment and satisfaction in full in cash of all Senior Indebtedness or as to the extent provided in the Intercreditor Agreement. This Section 7 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

8.   INTERPRETATION OF THIS AGREEMENT

     8.1 TERMS DEFINED.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     ACTUAL PRICE - means the weighted average price received by the Issuers for all of their oil and gas production, including hedged and unhedged production (net of hedging costs), in dollars per barrel of oil equivalent using a 6:1 conversion ratio for natural gas. The Actual Price will be calculated over a measurement period which shall be the six calendar month period ending on the date two calendar months prior to the interest payment date for which the calculation if to be made.

     AFFILIATE - means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     AGREEMENT - means this Note Agreement, as it may be amended, restated or otherwise modified from time to time.

     APPLICABLE INTEREST LAW - means any present or future law (including, without limitation, the laws of the State of Illinois and the United States) which has application to the interest and other charges pursuant to this Agreement and the Notes.

     APPROVED ENGINEER - means the independent engineer approved by the Bank Administrative Agent under the terms of the Credit Agreement.

     BANK ADMINISTRATIVE AGENT - means, at any time, the Administrative Agent under the Credit Facility.

     BASE PRICE - means $15 per barrel of oil equivalent.

     BENEFIT PLAN - means any employee pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV or ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     BOARD OF DIRECTORS - means, (a) in the case of a Person that is a limited liability company, the managers authorized to act therefor (or, if the limited liability company has no managers, the members), (b) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (c) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor) and (d) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     BUSINESS DAY - means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

     CAPITAL LEASE OBLIGATIONS - of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     CHANGE IN CONTROL - means a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 49.99% of the aggregate voting power of all classes of Voting Stock of the Company or (ii) during any period of two consecutive years ending on or after the Effective Date, as determined as of the last day of each calendar quarter after the Effective Date, the individuals and their successors nominated by any of the Purchasers (the "Incumbent Directors") who at the beginning of such period constituted the Board of Directors of the Company (other than additions thereto or removals therefrom from time to time thereafter approved by a vote of the Board of Directors in accordance with the Company's by-laws) shall cease for any reason to constitute 50% or more of the Board of Directors of the Company. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Company or any Subsidiary of the Company or the holders of the Voting Stock of the Company as of the Effective Date, including, without limitation, PPM America Special Investments Fund, L.P., PPM America Special Investments CBO II, L.P., Appaloosa Management, L.P., Pacholder Associates, Inc., and Oaktree Capital Management, L.L.C. and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and
(e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         CHANGE IN CONTROL NOTICE EVENT - means:

         (a) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

         (b) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date), which offer, if accepted by the requisite number of such holders, would result in a Change in Control, or

         (c) any action taken by any of the Issuers which is reasonably likely to result in a Change in Control.

         CHANGE IN CONTROL PAYMENT DATE - Section 1.5(b).

         CLOSING DATE - means the first day upon which any Securities are sold to any Purchaser under the Securities Purchase Agreement.

         CODE - means the Internal Revenue Code of 1986, as amended from time to time.

         COLLATERAL - has the meaning set forth in Section 1.1 of the Credit Agreement.

         CONTINGENT INTEREST - Section 1.4(d).

         CONTROL - means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. CONTROLLING AND CONTROLLED have meanings correlative thereto.

         CREDIT AGREEMENT - means that certain Credit Agreement dated as of March 31, 2000, as amended, among Coho Energy, Inc., as Borrower, The Chase Manhattan Bank, in its capacities as Bank Administrative Agent and Issuing Bank, MeesPierson Capital Corp., in its capacity as Documentation Agent, and Fleet National Bank, in its capacity as Syndication Agent, and the lenders party thereto.

         CREDIT FACILITY - means the Credit Agreement together with the documents related thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any Refinancing Indebtedness.

         CURRENT RATIO - means, as of any date a determination thereof is to be made, the ratio of

         (a) the sum of (i) the amount of the consolidated current assets of the Issuers and their Subsidiaries plus (ii) the amount of the Borrowing Base Excess (as defined in the Credit Agreement)

         to

         (b) the amount of the consolidated current liabilities of the Issuers and their Subsidiaries.

         DEFAULT - means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

         DEFAULT RATE - Section 1.4(b)(ii).

         DOLLARS and $ - means dollars in lawful currency of the United States.

         EBITDA - means, for any period, the consolidated net income of the Issuers and their Subsidiaries for such period (excluding material gains and losses on sales and retirement of assets, non-cash write downs, charges resulting from accounting convention changes and deductions for exploration expenses) before deduction for federal and state taxes, interest expense (including capitalized interest), depreciation, depletion and amortization expense, costs associated directly with the reorganization of the Issuers in accordance with the Plan of Reorganization, and any severance payments or other bankruptcy-related costs relating to the reorganization of the Issuers incurred by the Issuers and their Subsidiaries during the period from the Effective Date until the date 90 days following such Effective Date.

         EBITDA TO TOTAL INTEREST EXPENSE RATIO - means, on any date, the ratio of EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended) to Total Interest Expense (calculated for the last four consecutive fiscal quarter period then most recently ended).

         EFFECTIVE DATE - means the date on which the conditions specified in
Section 4.1 of the Credit Agreement are satisfied (or waived in accordance with Section 9.2 of the Credit Agreement).

         ENVIRONMENTAL LAWS - means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         EQUITY INTERESTS - means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor thereunder.

         ERISA AFFILIATE - means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         ERISA EVENT - means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Benefit Plan or Benefit Plans or to appoint a trustee to administer any Benefit Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Benefit Plan or Multiemployer Plan; or
(g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability (as defined in the Credit Agreement) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         EVENT OF DEFAULT - Section 6.1.

         EXISTING LOAN AGREEMENT - means that certain Fourth Amended and Restated Credit Agreement dated December 18, 1997, to which the Coho Entities were parties as of the date of the commencement of the Bankruptcy Cases (as defined in the Credit Agreement).

         FINANCIAL OFFICER - means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Company.

         FINANCING DOCUMENTS - means and includes this Agreement, the Securities Purchase Agreement, the Notes, the Registration Rights Agreement and all other agreements, certificates and instruments to be executed pursuant to the terms of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

         FOREIGN SUBSIDIARY - means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         GAAP - means generally accepted accounting principles in the United States of America.

        GOVERNMENTAL AUTHORITY - means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         GOVERNMENTAL RULE - means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

         GUARANTY - of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "guaranty" shall not include endorsements for collection or deposit in the ordinary course of business.

         HAZARDOUS MATERIALS - means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law and any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as "hazardous substances", "hazardous materials", "hazardous wastes" and "toxic substances" under such Environmental Laws.

         HEDGING AGREEMENT - means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement between Issuers or their Subsidiaries and any Lender (as defined in the Credit Agreement) or an Affiliate of a Lender.

         HEDGING OBLIGATIONS - means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

         HYDROCARBON INTERESTS - means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests; mineral servitudes, overriding royalty interests, royalty interests, net profits interests, production payment interests, and other similar interests.

         HYDROCARBONS - means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

         INDEBTEDNESS - of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person or its Subsidiaries shall sell or transfer any material asset, and whereby such Person or any of its Subsidiaries shall then or immediately thereafter rent or lease as lessee such asset or any part thereof,
(l) all recourse and support obligations of such Person or any of its Subsidiaries with respect to the sale or discount of any of its accounts receivable, (m) all obligations of such Person or any of its Subsidiaries with respect to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Person or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it, (n) all obligations of such Person with respect to Production Payments (as defined in the Credit Agreement), (o) net liabilities of such Person under all Hedging Obligations, (p) all obligations of such Person under any prepayment for oil and gas production or other similar agreement, and (q) all obligations of such Person under operating leases which require such Person or its Affiliates to make payments over the term of such lease based on the purchase price or appraisal value of the property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         INSTITUTIONAL INVESTOR - means any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institutional investor, and any nominee of the foregoing.

         INTERCREDITOR AGREEMENT - means that certain Intercreditor Agreement between the Purchasers and the Bank Administrative Agent dated as of the Closing Date.

         ISSUER - has the meaning set forth in the introductory paragraph to this Agreement.

         LEVERAGE RATIO - means, on any date, the ratio of Total Senior Debt outstanding on such date to EBITDA (calculated for the last four consecutive fiscal quarter period then most recently ended) as of the end of the most recent fiscal quarter; provided, however, that for purposes of calculating the Leverage Ratio (except for calculating the Leverage Ratio used in the first proviso of Section 4.13) for any period ending on or before December 31, 2000, the appropriate EBITDA to be used in such calculation of the Leverage Ratio shall not be calculated based on the last four consecutive fiscal quarter period then most recently ended but instead shall be calculated by (a) for period of calculation ending on or before June 30, 2000, multiplying the EBITDA for the fiscal quarter ending June 30, 2000 by 4, (b) for period of calculation commencing July 1, 2000 and ending on or before September 30, 2000, multiplying the EBITDA for the last two consecutive fiscal quarter period then most recently ended, by 2, and (c) for period of calculation commencing October 1, 2000 and ending on or before December 31, 2000, multiplying the EBITDA for the last three consecutive fiscal quarter period then most recently ended, by 4/3.

         LIEN - means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, collateral assignment or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         MATERIAL ADVERSE EFFECT - means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company, or of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or of any of its Subsidiaries to perform any of their respective obligations under any Financing Document to which it is a party or (c) the rights of or benefits available to the Purchasers under any Financing Document.

         MAXIMUM LEGAL RATE OF INTEREST - means the maximum rate of interest that a holder of Notes may from time to time legally charge the Issuers by agreement and in regard to which the Issuers would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

         MULTIEMPLOYER PLAN - means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         NOTES - has the meaning set forth in the first Recital of this Agreement.

         OBLIGOR - means and includes the Issuers and the Subsidiary Guarantors.

         OIL AND GAS PROPERTIES - means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits a prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         ORGANIC DOCUMENTS - means, relative to any Person, its articles of organization, formation or incorporation (or comparable document), its by-laws or operating agreement and all shareholder agreements, partnership agreements, limited liability company or operating agreements, voting trusts and similar arrangements applicable to ownership.

         PBGC - means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any other successor entity performing similar functions.

         PERMITTED ENCUMBRANCES - means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.5 of the Credit Agreement;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.5 of the Credit Agreement;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII of the Credit Agreement;

         (f) easements, zoning and deed restrictions, rights-of-way and similar encumbrances on real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary conduct of business of the Issuers or any Subsidiary;

         (g) with respect to any Property from which Hydrocarbons may be severed or extracted in commercial quantities, Liens for farmout, farmin, joint operating, and area of mutual interest agreements and/or similar arrangements that the Issuers or any Subsidiary determines in good faith to be necessary for the economic development of such Property and are customary and usual for the area in which such Property is located;

         (h) production payments, advance payment obligations and other similar burdens now existing or hereafter created on oil, gas or mineral leases or interests now owned or hereafter acquired by the Issuers or any of their Subsidiaries;

         (i) royalties, overriding royalties, revenue interests, net revenue interest and other similar burdens now existing or hereafter acquired on oil, gas or mineral leases or interests now owned or hereafter acquired by the Issuers or any of their Subsidiaries;

         (j) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture, or to designate a purchaser of, any of the Property of Issuers or any of their Subsidiaries;

         (k) rights reserved to or vested in any Governmental Authority to control or regulate any Property of the Issuers or of any of their Subsidiaries, or to use such Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the Issuers or any such Subsidiary;

         (l) any obligations or duties affecting the Property of the Issuers or of any of their Subsidiaries to any municipality or other Governmental Authority with respect to any franchise, grant, license or permit; and

         (m) rights of a common owner of any interest in real estate, right of way or easement held by the Issuers or any of their Subsidiaries and such common owner as tenants in common or through other common ownership.

         PERMITTED INVESTMENTS - means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         PERSON - means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         PIK NOTE - means a promissory note issued by the Issuers substantially in the form of Exhibit B hereto pursuant to which the Issuers, at the direction of the Bank Administrative Agent in accordance with the terms of the Intercreditor Agreement, have made a payment of interest due hereunder by issuing to the holder of each Note a new Note in an original principal amount equal to such accrued interest and bearing interest at the then current rate per annum provided herein for the Notes.

         PLAN OF REORGANIZATION - has the meaning set forth in the recitals of the Credit Agreement.

         PREPAYMENT FEE - means, with respect to a principal amount of the Notes to which a Prepayment Fee is required to be paid, an amount equal to the following:

         (a) in the event such prepayment occurs within four years from the Closing Date, the excess, if any of:

          (i) the sum of the present values of all remaining scheduled payments of principal and interest (based upon an interest rate of 15.0% per annum payable semiannually), other than the accrued interest payable on such redemption date, from such redemption date to the stated maturity of such Note (or portion thereof), discounted semiannually on each applicable interest payment date at a rate equal to the sum of the Treasury Rate plus 3.0%, per annum, based on a 360 day year of twelve 30-day months, over (b) the aggregate outstanding principal amount of such Note (or portion thereof); or

         (b) in the event such prepayment occurs after four years from the Closing Date, a premium equal to the following:

----------------------------------------------------------------------------------------------
If the Prepayment Fee is Due During the         The Percentage of such Principal Amount to be
Period Set Forth Below:                             Paid as Prepayment Fee Shall be:
----------------------------------------------------------------------------------------------
From the Fourth Anniversary of the Closing
     Date to March 30, 2005, inclusive                           7.5%
----------------------------------------------------------------------------------------------
From March 31, 2005 to March 30, 2006,
               inclusive                                        3.75%
----------------------------------------------------------------------------------------------
               Thereafter                                 No Prepayment Fee
----------------------------------------------------------------------------------------------

         PROPERTY - means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         PURCHASERS - has the meaning set forth in the introductory paragraph.

         REFINANCING INDEBTEDNESS - means Indebtedness that refunds, refinances or extends any Senior Indebtedness to the extent that: (i) all such Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended, (ii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iii) all Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding of all Senior Indebtedness being refunded, refinanced or extended,
(b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting payment provisions on such Indebtedness being refunded, refinanced or extended and

(c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (iv) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

         REGISTRATION RIGHTS AGREEMENT - means the Registration Rights Agreement, of even date herewith, among the Issuers, the Purchasers and each of the other Persons listed on the signature pages thereto, as such agreement may be amended, restated or otherwise modified from time to time.

         REMEDIAL ACTION - means any action under Environmental Laws required to
(a) clean up, remove, treat, dispose of, abate, or in any other way address pollutants (including Hazardous Materials) in the environment, (b) prevent the Release or threat of a Release or minimize the further Release of pollutants, or
(c) investigate and determine if a remedial response is needed and to design such a response and any post-remedial investigation, monitoring, operation, and maintenance and care.

         REQUIRED HOLDERS - means, at any time, the holders of percent 66 2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Issuers, any Subsidiary of the Issuers or any Affiliate of the Issuers).

         RESERVE REPORT - shall have the meaning set forth in Section 1.1 of the Credit Agreement.

         RESPONSIBLE OFFICER - means the chief executive officer, president, any executive vice president or chief financial officer of the Company or any equivalent officer or manager of the Company.

         RESTRICTED PAYMENT - means any dividend or other distribution (whether in cash, securities or other property, real, personal or mixed) with respect to any Equity Interests in the Issuers or any Subsidiary, or any payment (whether in cash, securities or other property, real, personal or mixed), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Issuers or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Issuers or any Subsidiary on or account of the complete or partial liquidation or otherwise of the Issuers or any Subsidiary.

         SEC - means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

         SECURITIES ACT - means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         SECURITIES PURCHASE AGREEMENT - means the Securities Purchase Agreements, of even date herewith, among the Issuers and the Purchasers, as such agreements may be amended, restated or otherwise modified from time to time.

         SENIOR INDEBTEDNESS - means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Issuers owed to the Bank Administrative Agent and the lenders under the Credit Facility including all obligations of the Issuers to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; provided, however, the principal amount of such Indebtedness shall not exceed $300,000,000, excluding accrued interest, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

         SUBORDINATED DEBT - shall have the meaning set forth in Section 1.1 of the Credit Agreement.

         Subsidiary - means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         SUBSIDIARY - means any subsidiary of any of the Issuers. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Issuers and their subsidiaries.

         SUBSIDIARY GUARANTOR - means each Subsidiary of the Company that is party to the Subsidiary Guaranty.

         SUBSIDIARY GUARANTY - means the guaranty by certain Subsidiaries of the Company of the obligations of the Issuers to the holders of the Notes in respect of this Agreement and the Notes, in the form of Exhibit C attached hereto.

         TAXES - means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         TOTAL DEBT - means all Indebtedness of the Issuers and their Subsidiaries on a consolidated basis.

         TOTAL INTEREST EXPENSE - means, with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (a) the aggregate amount of all cash interest accrued (whether or not paid) on all Indebtedness of the Issuers and their Subsidiaries on a consolidated basis plus
(b) the portion of any Capital Lease Obligations allocable to cash interest expense in accordance with GAAP.

     TOTAL SENIOR DEBT - means Total Debt less Subordinated Debt.

     TREASURY RATE - means the per annum rate, equal to the yield of United States Treasury securities with a term equal to, with respect to each Note to be redeemed or purchased, the then-remaining term of such Note, in each case as indicated by Bloomberg Financial Markets (page PX1 or the relevant page at the date of determination indicating such yields) (or, if such data ceases to be available, any publicly available source of similar market data) at approximately 10:00 a.m., New York City time, on the third business day prior to the date of such redemption or purchase, as the case may be, of such Note calculated based on straight line interpolation of, with respect to each Note to be redeemed or purchased, the yields of the United States Treasury securities having constant maturities closest to such then remaining term.

     UNITED STATES - means the United States of America.

     8.2 ACCOUNTING PRINCIPLES

         (a) GENERALLY. Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; provided, however, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

         (b) CONSOLIDATION. Whenever accounting amounts of a group of Persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such Persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such Persons prepared in respect of such period, in each case with all transactions among such Persons eliminated, and prepared iii accordance with GAAP except as otherwise required hereby.

         (c) CURRENCY. With respect to any determination, consolidation or accounting computation required hereby, any amounts not denominated in the currency in which this Agreement specifies shall be converted to such currency in accordance with the requirements of GAAP (as such requirements relate to such determination, consolidation or computation) and, if no such requirements shall exist, converted to such currency in accordance with normal banking procedures, at the closing rate as reported in The Wall Street Journal published most recently as of the date of such determination, consolidation or computation or, if no such quotation shall then be available, as quoted on such date by any bank or trust company reasonably acceptable to the Required Holders.

     8.3 DIRECTLY OR INDIRECTLY.

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     8.4 SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION.

         (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

         (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     8.5 GOVERNING LAW.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS THE APPLICABLE LAW GOVERNING THE PAYMENT OF INTEREST.

     8.6 GENERAL INTEREST PROVISIONS.

         (a) INTEREST IN RESPECT OF THE NOTES. It is the intention of the Issuers and the Purchasers to conform strictly to the Applicable Interest Law, and the parties agree that the aggregate of all interest, and any other charges or consideration constituting interest under the Applicable Interest Law that is taken, reserved, contracted for, charged or received pursuant to this Agreement or the Notes shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. If any such excess interest is ever charged, received or collected on account of or relating to this Agreement and the Notes (including any charge or amount which is not denominated as "interest" but is legally deemed to be interest under Applicable Interest Law), then in such event:

          (i) the provisions of this Section 8.6 shall govern and control;

          (ii) the Issuers shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law;

          (iii) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited to the principal amount of the Notes by the holders thereof, and if the principal balance of the Notes is paid in full, any remaining excess shall be forthwith paid to the Issuers; and

          (iv) the effective rate of interest shall be automatically subject to reduction to the Maximum Legal Rate of Interest.

If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under the Applicable Interest Law, the Issuers shall forthwith pay to the holders of the Notes, on a pro rata basis, all amounts of such excess interest that the holders of the Notes would have been entitled to receive pursuant to the terms of this Agreement and the Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the holders of the Notes for the use, forbearance or detention of the indebtedness evidenced thereby shall be amortized, prorated, allocated and spread throughout the full term of the Notes.

9.   MISCELLANEOUS

     9.1 NOTICES.

         (a) METHOD; ADDRESS. All notices to be provided hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (receipt acknowledged by electronic transmission) or, by certified U.S. mail with return receipt requested if such communications relate to the delivery of financial reports pursuant to this Agreement. Notices to any Issuers shall be addressed as set forth on Annex II, or at such other address of which such Issuer shall have notified each holder of Notes. Notices to the holders of the Notes shall be addressed as set forth on Annex I and Annex I(A) by such holder, or at such other address of which such holder shall have notified the Issuers (and the Issuer shall record such address in the register for the registration and transfer of Notes maintained pursuant to Section 2.1).

         (b) WHEN GIVEN. Any notice addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted except for the negligence of the delivering party) or received by the telecopy machine of the recipient (assuming evidence of electronic confirmation of transmission). Any notice not so addressed and delivered shall be ineffective.

         (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 9.1, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in
Section 9.7(c).

     9.2 REPRODUCTION OF DOCUMENTS.

     This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by any holder of Notes on the Closing Date (except the Notes themselves), and financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by any Issuers or any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Issuer or such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. Nothing in this
Section 9.2 shall prohibit any Issuers or any holder of Notes from contesting the accuracy or validity of any such reproduction.

     9.3 SURVIVAL.

     All warranties, representations, certifications and covenants made by the Issuers herein, in the Securities Purchase Agreement or in any certificate or other instrument delivered hereunder shall be ordered to have been relied upon by each holder of Notes and shall survive the delivery of the Notes regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate or other instrument delivered pursuant to the terms hereof or of the Securities Purchase Agreement shall constitute warranties and representations of the Issuers hereunder. All obligations hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of the Notes and the termination hereof.

     9.4 SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by any such holder or its successor or permitted assign. Anything contained in this Section
9.4 notwithstanding, the Issuers may not assign any of their respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes. For purposes of the avoidance of doubt, any holder of a Note shall be permitted to pledge or otherwise grant a Lien in and to such Note (including, without limitation, pledging such Note to a trustee for the benefit of certain secured noteholders pursuant to documents relating to the financing of such holder or to one or more banks or other institutions providing financing in connection with the purchase by such holder of such Note); provided, however, that any such pledgee or holder of a Lien shall not be considered a holder hereunder until it shall have foreclosed upon such Note in accordance with applicable law and informed the Issuers, in writing, of the same.

     9.5 AMENDMENT AND WAIVER.

         (a) REQUIREMENTS. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Issuers and the Required Holders; provided, however, that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the any Issuers, any Subsidiary or any Affiliate) at the time outstanding;

          (i) change the amount or time of any prepayment or payment of principal or Prepayment Fee or the rate or time of payment of interest;

          (ii) amend or waive the provisions of Section 6.1, Section 6.2,
     Section 6.3 or Section 7, or amend or waive any defined term to the extent used therein;

          (iii) amend or waive the definition of "Required Holders;" or

          (iv) amend or waive this Section 9.5 or amend or waive any defined term to the extent used herein.

     No amendment, supplement or modification of the provisions of Section 7, or any defined term to the extent used therein, shall be effective as to any holder of Senior Indebtedness who has not consented to such amendment, supplement or modification.

         (b) SOLICITATION OF NOTEHOLDERS.

          (i) SOLICITATION. Each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be provided by the Issuers with all material information provided by any Issuers to any other holder of Notes with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes. Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 9.5 shall be delivered by the Issuers to each holder of outstanding Notes forthwith following the date on which such amendment or waiver becomes effective.

          (ii) PAYMENT. The Issuers shall not, nor shall any Subsidiary or Affiliate of the Issuers, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

          (iii) SCOPE OF CONSENT. Any amendment or waiver made pursuant to this
     Section 9.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Issuers, any Subsidiary or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

         (c) BINDING EFFECT. Except as provided in Section 9.5(b)(iii), any amendment or waiver consented to as provided in this Section 9.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Issuers whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     9.6 EXPENSES.

         (a) AMENDMENTS AND WAIVERS. The Issuers shall pay when billed the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Agreement or any other Financing Document (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

         (b) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when any Issuers and the holders of Notes are conducting restructuring or workout negotiations in respect hereof, or an Event of Default exists, the Issuers shall pay when billed the reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Notes in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of Notes; provided, however, that at all other times inspections will be at the expense of the inspecting holder of Notes.

         (c) COLLECTION. If the Issuers shall fail to pay when due any principal of, or Prepayment Fee or interest on, any Note, the Issuers shall pay to each holder of Notes, to the extent permitted by law, such amounts as shall be sufficient to cover the out-of-pocket costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Note.

     9.7 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC.

         (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

         (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN CHICAGO,

ILLINOIS, OR ANY ILLINOIS STATE COURT LOCATED IN CHICAGO, ILLINOIS AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE FULLEST EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

         (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESSES OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE ISSUER IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

     9.8 INDEMNIFICATION OF EACH HOLDER.

     From and at all times after the date of this Agreement, and in addition to all of the holders' other rights and remedies against the Issuers, the Issuers agree jointly and severally to indemnify and hold harmless each holder of the Notes and each director, officer, employee, agent, investment advisor and affiliate of each such holder ("Indemnified Parties") against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against such Indemnified Party, from and after the date hereof, as a result of, arising from, or in any way relating to, whether directly or indirectly, the execution, delivery, performance or enforcement of this Agreement or the other Financing Documents or any transactions contemplated herein or therein, or arising out of any breach of any representation or warranty, covenant or agreement of the Issuers or any of the Subsidiaries under any Financing Document, including, without limitation any of the foregoing relating to the violation of any Environmental Law applicable to the Properties of the Issuers and their Subsidiaries; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or with respect to liabilities arising from legal proceedings commenced against such Indemnified Party by a security holder or creditor of such Indemnified Party based upon alleged rights afforded to such security holder or creditor solely in its capacity as such. All of the foregoing losses, damages, costs and expenses of any Indemnified Party shall be payable as and when incurred upon demand and shall be additional obligations hereunder, except in the event any such Indemnified Party shall have been added to such legal proceeding by the Issuer in order to establish the liability of such Indemnified Party arising from its gross negligence or willful misconduct. Without limiting the generality of the foregoing, but subject to the foregoing, each Indemnified Party shall be entitled to collect, and the Issuers shall be obligated jointly and severally to advance to each Indemnified Party, to the fullest extent permitted by applicable law, all expenses (including, without limitations reasonable fees and disbursements of counsel) attendant to defending against any such claims (whether valid or not), when and as incurred, regardless of whether any judicial determination of the Indemnified Party's entitlement to such indemnity has been made, unless a final judicial determination is made that such Indemnified Party is not entitled to such indemnity, in which case such Indemnified Party shall promptly repay to the Issuers, with interest at the applicable statutory rate applicable to judgments in the relevant jurisdiction, all amounts so advanced by the Issuers. The obligations of the Issuers and the rights of the Indemnified Parties under this Section 9.8 shall survive the termination of this Agreement.

     9.9 ENTIRE AGREEMENT.

     This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     9.10 EXECUTION IN COUNTERPART.

     This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.



     [Remainder of page intentionally blank. Next page is signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by one of its duly authorized officers or representatives.


                                             COHO ENERGY, INC.



                                             By: /s/  ANNE MARIE O'GORMAN
                                                -------------------------------
                                                Name: Anne Marie O'Gorman
                                                Title: Senior Vice President


                                             COHO RESOURCES, INC.

                                             By: /s/  ANNE MARIE O'GORMAN
                                                -------------------------------
                                                Name: Anne Marie O'Gorman
                                                Title: Senior Vice President


                                             COHO LOUISIANA PRODUCTION COMPANY


                                             By: /s/  ANNE MARIE O'GORMAN
                                                -------------------------------
                                                Name: Anne Marie O'Gorman
                                                Title: Senior Vice President


                                             COHO EXPLORATION, INC.


                                             By: /s/  ANNE MARIE O'GORMAN
                                                -------------------------------
                                                Name: Anne Marie O'Gorman
                                                Title: Senior Vice President


                                             COHO OIL & GAS, INC.

                                             By: /s/  ANNE MARIE O'GORMAN
                                                -------------------------------
                                                Name: Anne Marie O'Gorman
                                                Title: Senior Vice President

                                             INTERSTATE NATURAL GAS COMPANY


                                             By: /s/  ANNE MARIE O'GORMAN
                                                -------------------------------
                                                Name: Anne Marie O'Gorman
                                                Title: Senior Vice President



Agreed to and Accepted by:


PPM AMERICA SPECIAL INVESTMENTS FUND, L.P.

BY: PPM AMERICA, INC., ITS ATTORNEY-IN-FACT

By:
   ----------------------------------------------
Name:
Title:


PPM AMERICA SPECIAL INVESTMENTS CBO II, L.P.

BY: PPM AMERICA, INC., ITS ATTORNEY-IN-FACT


By:
   ----------------------------------------------
Name:
Title:


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I

BY: APPALOOSA MANAGEMENT L.P., ITS GENERAL PARTNER

By: Appaloosa Partners Inc., its General Partner

By:
   ----------------------------------------------
Name:
Title:

PPM AMERICA SPECIAL INVESTMENTS FUND, L.P.

BY: PPM AMERICA, INC., ITS ATTORNEY-IN-FACT

By: /s/ STUART J. LISSNER
   ----------------------------------------------
Name:   STUART J. LISSNER
Title:  Managing Director


PPM AMERICA SPECIAL INVESTMENTS CBO II, L.P.

BY: PPM AMERICA, INC., ITS ATTORNEY-IN-FACT


By: /s/ STUART J. LISSNER
   ----------------------------------------------
Name:   STUART J. LISSNER
Title:  Managing Director


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I

BY: APPALOOSA MANAGEMENT L.P., ITS GENERAL PARTNER

By: Appaloosa Partners Inc., its General Partner

By: /s/ RONALD GOLDSTEIN
   ----------------------------------------------
Name:   RONALD GOLDSTEIN
Title:  CHIEF FINANCIAL OFFICER


PALOMINO FUND LTD.

BY: APPALOOSA MANAGEMENT L.P., ITS INVESTMENT ADVISOR

By: Appaloosa Partners Inc., its General Partner


By: /s/ RONALD GOLDSTEIN
   ----------------------------------------------
Name:   RONALD GOLDSTEIN
Title:  CHIEF FINANCIAL OFFICER

TERSK LLC

BY: APPALOOSA MANAGEMENT L.P., ITS MANAGING MEMBER

By: Appaloosa Management L.P., its General Partner

By: /s/ RONALD GOLDSTEIN
   ----------------------------------------------
Name:   RONALD GOLDSTEIN
Title:  CHIEF FINANCIAL OFFICER



OAKTREE CAPITAL MANAGEMENT, LLC,
as agent and on behalf of certain funds and accounts

By:
   ----------------------------------------------
Name:
Title:

By:
   ----------------------------------------------
Name:
Title:

PACHOLDER VALUE OPPORTUNITY FUND, L.P.

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By:
   ----------------------------------------------
Name:
Title:



PACHOLDER HIGH YIELD FUND, INC.

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By:
   ----------------------------------------------
Name:
Title:


ONE GROUP HIGH YIELD BOND FUND

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By:
   ----------------------------------------------
Name:
Title:

OAKTREE CAPITAL MANAGEMENT, LLC,
as general partner of and investment manager for those entities set forth on Annex 1 hereto

By: /s/  SHELDON STONE
   ----------------------------------------------
Name: Sheldon Stone
Title: Principal

By: /s/ TIMOTHY ANDREWS
   ----------------------------------------------
Name:  Timothy Andrews
Title: Senior Vice President

PALOMINO FUND LTD.

BY: APPALOOSA MANAGEMENT L.P., ITS INVESTMENT ADVISOR

By: Appaloosa Partners Inc., its General Partner


By:
   ----------------------------------------------
Name:
Title:


TERSK LLC

BY: APPALOOSA MANAGEMENT L.P., ITS MANAGING MEMBER

By: Appaloosa Management L.P., its General Partner

By:
   ----------------------------------------------
Name:
Title:



PACHOLDER VALUE OPPORTUNITY FUND, L.P.

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By: /s/ BRUCE A. FERGUSON
   ----------------------------------------------
Name:  Bruce A. Ferguson
Title: Senior Vice President



PACHOLDER HIGH YIELD FUND, INC.

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By: /s/ BRUCE A. FERGUSON
   ----------------------------------------------
Name:  Bruce A. Ferguson
Title: Senior Vice President


ONE GROUP HIGH YIELD BOND FUND

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By: /s/ BRUCE A. FERGUSON
   ----------------------------------------------
Name:  Bruce A. Ferguson
Title: Senior Vice President

EVANGELICAL LUTHERAN CHURCH IN AMERICA BOARD OF PENSIONS

BY: PACHOLDER ASSOCIATES, INC., ITS ATTORNEY-IN-FACT

By: /s/ BRUCE A. FERGUSON
   ----------------------------------------------
Name:  Bruce A. Ferguson
Title: Senior Vice President